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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                               ------------------
                                    FORM 8-K
                               ------------------

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)        August 26, 1998
                                                        ---------------


                                LEAR CORPORATION
             (Exact name of registrant as specified in its charter)

      Delaware                         1-11311                 13-3386776
-------------------------------   --------------------    ------------------
(State or other jurisdiction of        (Commission        (I.R.S. Employer
incorporation or organization)         File Number)       Identification No.)


      21557 Telegraph Road
      Southfield, Michigan                                      48086-5008
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(Address of principal executive offices)                         (zip code)

                                  (248) 447-1500
                        ------------------------------------
                            (Telephone number, including
                           area code, of agent for service)


                                     No Change
                        ------------------------------------
                            (Former name or former address,
                             if changes since last report)
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ITEM 5. OTHER EVENTS

     On August 24, 1998, Lear Corporation (the "Company") reported that its third quarter 1998 earnings per share will be adversely affected due to the impact of work stoppages at General Motors plants.

     Earnings per share for the quarter ending September 26, 1998, have been adversely affected by approximately $.21 per share due to these work stoppages. Based upon this customer's current production schedule for the remainder of calendar 1998, the Company believes there is a limited potential for recovery of a significant portion of this amount.

     This contains forward-looking statements within the meaning of the Private securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results as a result of certain risks and uncertainties, including, but not limited to, general economic conditions in the vehicles for which the Company is a supplier, labor disputes involving the Company or its significant customers, risks associated with conducting business in foreign countries and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     A. Financial Statements

        Not Applicable.


     B. Exhibits

        None
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                       LEAR CORPORATION


                                                       Donald J. Stebbins
                                                       -------------------------
                                                       Donald J. Stebbins
                                                       Senior Vice President and
                                                       Chief Financial Officer


August 26, 1998